POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints each of Jeffrey Julien and Jennifer Ackart, signing singly, the undersigned’s true and lawful attorney-in-fact to:

1)
Execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Raymond James Financial, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16 (a) of the Securities Exchange Act of 1934 and the rules thereunder;

2)
Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, and 5 and timely file such form with the United States Securities and Exchange commission and the New York Stock Exchange or similar authority; and

3)
Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be dependent on and limited to the information provided by the undersigned to the attorneys in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the Law). The undersigned further acknowledges that it is his/her responsibility to provide information to the attorneys in-fact on a timely basis with respect to any proposed transaction that could require the filing of any Form 4 or 5, and to respond in a timely manner to all communications, notices and inquiries from the attorneys in-fact or the Company or its representatives with respect to any proposed transaction. The undersigned further acknowledges that failure to provide information on a timely basis or to respond in a timely manner to such notices, communications and inquiries could result in the failure to make timely filing of these documents as required by the Law, which could result in violations of the Law by the undersigned, as well as public disclosure of delinquent filings by the undersigned. The undersigned further acknowledges that the responsibility for timely filing continues to be that of the undersigned and, in that regard, releases the attorneys in-fact and the Company from any liability with respect to any action taken or omitted in good faith by them in connection with such filings.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transaction in securities by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this  1th day of December, 2005.

/s/ Paul C. Reilly
Signature
Paul C. Reilly
Print Name

Linda G. Whelpley    Signed Before me this 1st day of December, 2005
Notary Public, State of Florida
My comm.. exp. Dec. 20, 2008  __/s/ Linda G. Whelpley____________________
Comm. No. DD 367334    Notary Public